UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 5, 2007

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
(Exact Name of Registrants as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-14141	13-3937434
333-46983	13-3937436
(Commission File Number)	(IRS Employer Identification No.)
600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 697-1111

(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 –	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 5, 2007, the Compensation Committee of the Board of Directors of L-3 Communications Holdings, Inc. (the ‘‘Company’’) approved increases in the base salaries of certain named executive officers of the Company to be effective April 1, 2007, and bonuses for such named executive officers for the fiscal year ended December 31, 2006, as set forth below.

Name and Position	2006 Cash Bonus Award	2007 Base Salary
Michael T. Strianese President and Chief Executive Officer	$1,650,000	$1,000,000	(1)
Christopher C. Cambria Senior Vice President and Senior Counsel, Mergers and Acquisitions	$250,000	$500,000	(1)
Charles J. Schafer Senior Vice President and President and Chief Operating Officer of the Products Group	$575,000	$475,000	(1)
Robert W. Drewes Senior Vice President and President and Chief Operating Officer of Integrated Systems Group	$825,000	$500,000	(2)
Carl E. Vuono Senior Vice President and President and Chief Operating Officer of L-3 Services Group	$600,000	$500,000	(2)
Ralph G. D’Ambrosio Vice President and Chief Financial Officer	$360,000	$475,000	(3)

(1)	Effective April 1, 2007.

(2)	Effective January 1, 2007.

(3)	Approved March 5, 2007 and effective as of January 18, 2007, the date of his promotion to Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Kathleen E. Karelis
Name:	Kathleen E. Karelis
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: March 9, 2007